[Conformed Copy]
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                          VOTING AND EXCHANGE AGREEMENT


         VOTING AND EXCHANGE AGREEMENT, dated as of December 22, 1999 (this "Agreement"), by and between WM Acquisition, Inc., a New Jersey corporation (the "Merger Sub"), and Mr. William Green, a stockholder (the "Stockholder") of Wilmar Industries, Inc., a New Jersey corporation (the "Company").

         WHEREAS, the Company and Merger Sub propose to enter into an Agreement and Plan of Merger and Recapitalization, dated as of the date hereof (the "Merger Agreement"), which provides for, among other things, the merger of Merger Sub with and into the Company (the "Merger");

         WHEREAS, as of the date hereof, the Stockholder is a holder of record or Beneficially Owns (as defined herein) shares of common stock, no par value per share, of the Company ("Company Common Stock"); and

         WHEREAS, as a condition to the willingness of Merger Sub to enter into the Merger Agreement, Merger Sub has required that the Stockholder agree, and in order to induce Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to all of the shares of Company Common Stock and shares of Class C Preferred Stock, par value $.10 per share, of the Company now held of record or Beneficially Owned and which may hereafter be acquired by such Stockholder (collectively, the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 General. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

         Section 1.2 Beneficial Ownership. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.


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                                   ARTICLE II

                                     VOTING

         Section 2.1 Voting Agreement. The Stockholder hereby agrees as follows:

                  (a) to appear, or cause the holder of record on any applicable record date with respect to any Shares Beneficially Owned by such Stockholder (the "Record Holder") to appear, in person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Company and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement or any transaction contemplated thereby are considered; and

                  (b) at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, to vote, or cause to be voted by the Record Holder, in person or by proxy, the Shares held of record or Beneficially Owned by the
         Stockholder: (i) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement and (ii) against any proposal for any extraordinary corporate transaction, such as a recapitalization, dissolution, liquidation, or sale of assets of the Company or any merger, consolidation or other business combination (other than the Merger) between the Company and any Person (other than Merger Sub) or any other action or agreement in each case that is intended or which reasonably could be expected to (x) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, (y) result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or (z) impede, interfere with, delay, postpone or adversely affect the Merger and the transactions contemplated by the Merger Agreement.

         Section 2.2 Proxy. The Stockholder hereby revokes any and all prior proxies or powers-of-attorney in respect of any of the Shares and constitutes and appoints Merger Sub or any nominee of Merger Sub, with full power of substitution and resubstitution, at any time during the term of this Agreement, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 (if permitted under the Company's Certificate of Incorporation or By-Laws) and to vote all of the Stockholder's Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign his name (as Stockholder) to any consent, certificate or other document relating to the Company that New Jersey law may permit or require as provided in Section 2.1.

         Section 2.3 No Ownership Interest. Except as set forth in Section 2.1 and Section 2.2, nothing contained in this Voting Agreement shall be deemed to vest in Merger


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                                                                               3


Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain and belong to the Stockholder.

         Section 2.4 Evaluation of Investment. The Stockholder, by reason of his knowledge and experience in financial and business matters, believes himself capable of evaluating the merits and risks of the investment in shares of the Class C Preferred Stock of the Company and shares of preferred stock and common stock of Surviving Corporation, contemplated by this Agreement and the Merger Agreement. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

         The Stockholder hereby represents and warrants to Merger Sub as follows:

         Section 3.1 Authority Relative to This Agreement. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder is an individual with the capacity to enter into this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

         Section 3.2 No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which the Stockholder is a party or by which the Stockholder (or the Shares held of record or Beneficially Owned by such Stockholder) is bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse or time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held of record or Beneficially Owned by the Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder (or the Shares held of record or Beneficially Owned by the Stockholder) is bound or affected.

         (b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not,


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                                                                               4


require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of federal or state securities and antitrust laws.

         Section 3.3 Title to the Shares. As of the date hereof, the Stockholder is the record or Beneficial Owner of the Shares listed opposite the name of the Stockholder on the signature page hereto. The Shares listed opposite the name of the Stockholder on the Stockholder's signature page hereto are all the securities of the Company either held of record or Beneficially Owned by the Stockholder. Except as set forth in Section 2.2, the Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares held of record or Beneficially owned by the Stockholder. The Shares listed opposite the name of the Stockholder on the signature page hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever.

                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDER

         Section 4.1 No Inconsistent Agreements. The Stockholder hereby represents, warrants, covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder has not and shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares held of record or Beneficially Owned by the Stockholder.

         Section 4.2 Transfer of Title. The Stockholder hereby covenants and agrees that the Stockholder will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Shares or options, warrants or other convertible securities to acquire or purchase Company Common Stock or Series C Preferred Stock (collectively, "Derivative Securities") or any other securities or rights convertible into or exchangeable for Company Common Stock, owned either directly or indirectly by the Stockholder or with respect to which the Stockholder has the power of disposition, whether now or hereafter acquired without the prior written consent of Merger Sub (provided nothing contained herein will be deemed to restrict the exercise or conversion of Derivative Securities outstanding on the date hereof). The Stockholder hereby agrees and consents to the entry of stop transfer instructions by the Company against the transfer of any Shares inconsistent with the terms of this Section 4.2.

         Section 4.3 Exchange of Shares. Prior to the Effective Time, the Stockholder shall exchange 164,384 shares of Common Stock for an equal number of Shares of Class C Preferred Stock as contemplated by Section 5.16 of the Merger Agreement pursuant to a plan of recapitalization adopted by the Company.


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                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1 No Solicitation. From the date hereof until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, the Stockholder (a) shall not have, or shall immediately terminate any discussions with, any third party concerning a Takeover Proposal and (b) shall not, and shall not authorize any officer, director, employee, controlled affiliate, investment banker or other agents (in such agency capacity), or the Stockholder to, directly or indirectly, (i) solicit, engage in discussions or negotiate with any Person (whether such discussions or negotiations are initiated by the Stockholder or otherwise) or take any other action intended or designed to facilitate the efforts of any Person, other than Merger Sub, relating to a Takeover Proposal, (ii) provide information with respect to the Company or any of its subsidiaries to any Person, other than Merger Sub, relating to a possible Takeover Proposal by any person other than Merger Sub,
(iii) enter into an agreement with any person, other than Merger Sub, providing for a possible Takeover Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Takeover Proposal by any Person, other than by Merger Sub.

         Section 5.2 Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) unless extended by agreement of each of the parties hereto, [June 30, 2000]. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations, warranties, covenants and agreements set forth in this Agreement prior to such termination.

         Section 5.3 Additional Shares. If, after the date hereof, the Stockholder acquires the right to vote any additional shares of the Common Stock or Class C Preferred Stock (any such shares shall be referred to herein as "Additional Shares"), including, without limitation, upon exercise or conversion of any Derivative Security or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been outstanding Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any Person immediately upon the acquisition by a Stockholder of record or Beneficial Ownership of such Additional Shares.

         Section 5.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.


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         Section 5.5 Entire Agreement. This Agreement, if an to the extent entered into by the Stockholder and Merger Sub, constitutes the entire agreement between Merger Sub and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Merger Sub and the Stockholder with respect to the subject matter hereof.

         Section 5.6 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 5.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

         Section 5.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

         If to the Stockholder to:

         William Green
         Wilmar Industries, Inc.
         303 Harper Drive
         Moorestown, New Jersey 08057

         with a copy to:

         Drinker, Biddle & Reath LLP
         1345 Chestnut Street
         Philadelphia, Pennsylvania 19107
         Attention: William M. Goldstein, Esq.
         Fax No.:  215-988-2757


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         If to Merger Sub, to:

         WM Acquisition, Inc.
         c/o Parthenon Capital
         200 State Street
         Boston, Massachusetts  02109
         Attention:  John Rutherford
         Fax No.:   (617) 478-7010

         with a copy to:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019
         Attention:  James M. Dubin, Esq.
         Fax No.:   (617) 478-7010

                    and

         Chase Capital Partners
         380 Madison Avenue
         New York, New York 10017
         Attention: Christopher C. Behrens
         Fax No.:   (212) 622-3755

         with copies to:

         O'Sullivan, Graev & Karabell
         30 Rockefeller Plaza
         New York, New York 10112
         Attention: William B. Kuesel, Esq.
         Fax No.:   (212) 408-2420

         Section 5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state without giving effect to the provisions thereof relating to conflicts of law.

         Section 5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the Stockholder and Merger Sub have caused this
Agreement to be duly executed on the date hereof.

                                        WM ACQUISITION, INC.


                                        By:     /s/ Drew Sawyer
                                           --------------------------
                                             Name:  Drew Sawyer
                                             Title: Vice President


/s/ William Green                       Number of Shares: 2,013,536
------------------------------
William Green